Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report dated November 21, 2008, in this Form S-1 Post Effective Amendment No. 2 Registration Statement on of Edgewater Foods International, Inc., for the registration of shares of its common stock. We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/  LBB & Associates Ltd., LLP
LBB & Associates Ltd., LLP

Houston, Texas
March 6, 2009